UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On August 27, 2026 (the “Petition Date”), BioXcel Therapeutics, Inc. (the “Company”) and its subsidiaries OnkosXcel Therapeutics, LLC and OnkosXcel Employee Holdings, LLC (together with the Company, the “Debtors”) each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”). The Debtors have requested that the Cases be jointly administered under the caption “In re BioXcel Therapeutics, Inc., et al.” The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To ensure its ability to continue operating in the ordinary course of business, the Company has filed with the Court motions seeking a variety of “first-day” relief (collectively, the “First Day Motions”).

In addition, the Company filed, or is expected to shortly file, with the Court a motion seeking approval of debtor-in-possession financing (“DIP Financing”) to fund post-petition operations and costs in the ordinary course. The DIP Financing is expected to be provided by affiliates of Oaktree Capital Management, L.P. and the Qatar Investment Authority, which are the same parties (or affiliates thereof) that provided prepetition financing to the Company under the Debtors’ existing Credit Agreement and Guaranty, dated as of April 19, 2022 (as amended through August 24, 2026, the “Prepetition Credit Agreement”), and to consist of (i) new money term loan commitments in an aggregate principal amount of up to $19 million, available in two draws: an initial draw of up to $9.5 million upon entry of the interim DIP order and an additional draw of up to $9.5 million upon entry of the final DIP order, and (ii) roll-up loans in an aggregate principal amount of up to $58.25 million, resulting from the conversion of a portion of the prepetition obligations outstanding under the Prepetition Credit Agreement into obligations under the DIP Financing on a dollar-for-dollar basis.

The Company’s objective in the Cases is to maximize value for its stakeholders, which may be achieved through the sale of all or substantially all assets to the highest bidder or bidders. Additional information about the Cases, including access to Court documents, is available online https://cases.stretto.com/BioXcel, a website administered by Stretto, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

In connection with the foregoing, the Company appointed Samir Saleem as the Chief Restructuring Officer (the “CRO”) of the Company to assist with certain executive management, restructuring, lender relationship management, accounting management, operations support, and communication. The CRO will report to a Strategic Process Committee of the Board that was appointed pursuant to the Prepetition Credit Agreement in order to evaluate, negotiate, oversee, coordinate and implement any sale, restructuring or other material transactions, including the Case.

Stalking Horse Asset Purchase Agreement

On August 27, 2026, the Debtors entered into an asset purchase agreement (the “Stalking Horse APA”) by and among the Debtors, Teva Pharmaceuticals International GmbH, a Swiss limited liability company (“Teva”), and Teva Pharmaceutical Industries Limited, a company incorporated under the laws of Israel (solely as guarantor of Teva’s milestone obligations for purposes of Section 9.16 of the Stalking Horse APA).

Pursuant to the Stalking Horse APA, the Company has agreed to sell, and Teva has agreed to acquire, subject to the terms and conditions contained therein, substantially all of the Debtors’ assets (collectively, the “Assets”), and to assume certain specified liabilities of the Debtors (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities, the “Transaction”) for consideration of upfront cash in the amount of $57.5 million, assumption of the Liabilities, plus up to $67.5 million of contingent “Development Milestone Payments” tied to the outcome and timing of the pending sNDA for IGALMI® at-home use (the “sNDA”). Depending on the timing of approval of the pending sNDA, the Debtors may also be entitled to up to $20 million in Commercial Milestone payments, depending on net sales reaching certain sales thresholds post-closing. Under the Stalking Horse APA, Teva has agreed to serve as the “stalking horse” bidder in respect of the Assets, and the Transaction remains subject to higher or otherwise better bids in connection with the auction process to be conducted by the Debtors in the Cases.

The Transaction, and the designation of Teva as the stalking horse bidder, is subject to the approval of the Court. As the proposed stalking horse bidder, Teva’s offer to purchase the Assets and assume the Liabilities, as set forth in the Stalking Horse APA, would serve as the minimum, or floor, bid. On August 27, 2026, the Company filed a motion with the Court seeking authority to sell the Assets to Teva pursuant to Section 363 of the Bankruptcy Code, subject to higher or otherwise better bids, approval of the proposed bidding procedures, designation of Teva as the stalking horse bidder for the Assets, certain bid protections for the stalking horse bidder, and a motion requesting a hearing on approval of the bidding procedures (the “Sale Motion”).

The Stalking Horse APA contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from debtors in bankruptcy, and the completion of the Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Court authorizing and approving the Transaction, the performance by each party of its obligations under the Stalking Horse APA and the material accuracy of each party’s representations.

The Stalking Horse APA contains customary termination provisions, including rights exercisable by either party, by the Company alone or by Teva alone upon the occurrence of specified events, including failure to satisfy specified case milestones, material breach by the other party, failure to consummate the Transaction by October 30, 2026, and the occurrence of certain Court or case-related events adverse to Teva.

The foregoing summary of the Stalking Horse APA is not complete and is qualified in its entirety by reference to the full text of the Stalking Horse APA, a copy of which will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

The representations, warranties and covenants set forth in the Stalking Horse APA have been made only for purposes of the Stalking Horse APA and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Stalking Horse APA instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Stalking Horse APA may change after the date of the Stalking Horse APA and do not purport to be accurate as of the date of this Current Report on Form 8-K. Accordingly, investors should not rely upon the representations and warranties in the Stalking Horse APA as statements of factual information.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report include statements concerning, among other things, the Cases, the Company’s ability to complete the Transaction and its ability to continue operating in the ordinary course while the Cases are pending, and other statements that are not historical fact. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) risks related to the consummation of the Transaction; (ii) potential adverse effects of the Cases on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Court of the motions filed in the Cases; (iv) objections to the Transaction, the bidding procedures, or other pleadings filed that could protract the Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Company’s financing arrangements, including the DIP Facility; (vii) the Company’s ability to maintain relationships with suppliers, vendors, partners, employees and other third parties and regulatory authorities as a result of the Cases; (viii) the effects of the Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; (ix) the Court’s rulings in the Cases, including the approvals of the terms and conditions of the Transaction, and the outcome of the Cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Cases; (xi) risks associated with third party motions in the Cases, which may interfere with the Company’s ability to consummate the Transaction or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; (xiii) exposure to potential litigation, including related to the Transaction, and inherent risks involved in a bankruptcy process; (xiv) the occurrence of any event, change or other circumstances that could give rise to the right of the Company or Teva to terminate the Stalking Horse APA; (xv) the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including that the Transaction contemplates contingent payments upon the occurrence of milestone events that may never be achieved; (xvi) the possibility that the Transaction may be more expensive to complete than anticipated; (xvii) diversion of management’s attention from ongoing business operations and opportunities; (xviii) potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of the Company or announcement or completion of the Transaction; (xix) the risk that the Company will not realize the anticipated benefits of its reduction in force; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2026	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
	By:	Richard Steinhart
	Title:	Chief Financial Officer